Exhibit 99

              TRANSGENOMIC, INC. REPORTS THIRD QUARTER 2006 RESULTS

    OMAHA, Neb., Nov. 14 /PRNewswire-FirstCall/ -- Transgenomic, Inc. (Nasdaq: TBIO) today announced financial results for the quarter ended September 30, 2006. The Company's financial results are presented in the tables that follow.

    Third Quarter 2006

    The Company reported a net loss of $1.7 million or $0.03 per share for the third quarter of 2006 as compared to a net income of $111,000 or $0.00 per share for the third quarter of 2005. The 2006 net loss was comprised of a loss from continuing operations of $1.5 million or $0.03 per share and a loss from discontinued operations of $164,000. The 2005 net income was comprised of a loss from continuing operations of $526,000 or $0.02 per share and an income from discontinued operations of $637,000 or $0.02 per share.

    Net sales from continuing operations were $4.9 million during the third quarter 2006, compared to $6.7 million during the comparable period of 2005. Gross profit from continuing operations was $2.3 million or 47 percent during the third quarter of 2006 compared to $3.1 million or 47 percent during the comparable period of 2005. Operating expenses from continuing operations were $3.9 million during the third quarter of 2006 compared to $3.4 million during the same period of 2005. The Company used cash flows in operations of $185,000 during the third quarter of 2006 compared to cash flows used in operations of $804,000 during the same period of 2005. Cash and cash equivalents totaled $7.3 million at September 30, 2006.

    Nine Months Ended September 30, 2006

    The Company reported a net loss of $2.4 million or $0.05 per share for the nine months ended September 30, 2006 as compared to a net loss of $3.8 million or $0.12 per share during the comparable period of 2005. The 2006 net loss was comprised of a loss from continuing operations of $2.1 million or $0.04 per share and a loss from discontinued operations of $304,000 or $0.01 per share. The 2005 net loss was comprised of a loss from continuing operations of $3.2 million or $0.10 per share and a loss from discontinued operations of $618,000 or $0.02 per share.

    Net sales from continuing operations were $17.6 million for the nine months ended September 30, 2006, compared to $20.5 million during the comparable period of 2005. Gross profit from continuing operations was $8.3 million or 47 percent for the nine months ended September 30, 2006 compared to $10.0 million or 49 percent in 2005. Operating expenses from continuing operations were $10.6 million for the nine months ended September 30, 2006 compared to $11.2 million during the comparable period of 2005. The Company generated positive cash flows from operations of $480,000 for the nine months ended September 30, 2006 compared to cash flows used in operations of $2.0 million during the same period in 2005.

    Comment and Outlook

    The Company's President and Chief Executive Officer, Craig Tuttle, noted that this quarter's results were well below expectations and resulted from softness in both the European and Asia Pacific markets compared to historical sales levels. Tuttle noted, "We are very disappointed in our sales result for the quarter. The typical market slowdown during summer in Europe was larger this year for our WAVE system than in years past and coincided with an unusual shortfall in system sales in Asia. Several system sales that occurred at the end of the quarter could not be recognized but will be in the fourth quarter. Therefore, we expect our fourth quarter sales level to return to that of the first two quarters of the year." He further added, "Our Discovery Services group grew an additional $100,000 compared to the second quarter and we are very optimistic about the upcoming launch of our mutation discovery product Surveyor(R) with its new application for standard sequencing platforms. Also, we are developing new intellectual property for a large number of cancer-linked mutations that were recently discovered internally. We believe developing this intellectual property would position us for future cancer screening and prediction diagnostic opportunities. In addition, we have also engaged the investment banking firm of Thomas Weisel Partners as an advisor to help the Company maximize shareholder value for both short and long-term benefit."

    Earnings Call

    Company management will discuss third quarter 2006 financial results via teleconference on Tuesday, November 14, at 5:00 p.m. Eastern Time. To access the call via telephone, dial 877-707-9628 or 785-832-1523. The company will also host a live broadcast of the call over the Internet. To listen to the webcast, investors should log on to the company's Investor Relations web page at http://www.transgenomic.com/events.asp?id=6 and follow the instructions provided. An archived recording of the conference call will be available and can be accessed via the web using the same link listed above for 14 days after the call. Investors can also listen to a replay via telephone until 11:59 p.m. Eastern Time on Tuesday, November 28, 2006. Simply dial 800-839-4014 or 402-220-2983 from any telephone.

    About Transgenomic

    Transgenomic is a global biotechnology company that provides unique products and services for automated high sensitivity genetic variation and mutation analysis. Their offerings include systems, products, discovery and laboratory testing services to the academic and medical research, clinical laboratory and pharmaceutical markets in the fields of pharmacogenomics and personalized medicine. Specific offerings include Wave(TM) DHPLC systems, reagents, consumables and assay kits, Hanabi automated cytogenetics systems, and Transgenomic Discovery and CLIA Lab Services. To date there have been over 1,300 Wave systems installed in over 600 customer sites in over 35 countries and approximately 1,500 publications utilizing Transgenomic products or services. Transgenomic Discovery and Lab Services utilize their technology and expertise to provide a menu of mutation scanning tests for over 700 cancer-associated genes and more than 60 validated diagnostic tests to meet the needs of pharmaceutical and biotech companies, research and clinical laboratories, physicians and patients. For more information about the innovative systems, products and services offered by Transgenomic, please visit: www.transgenomic.com.

    Transgenomic Cautionary Statements

    Certain statements in this press release constitute "forward-looking statements" of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's reports to the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

                               Transgenomic, Inc.
                            Summary Financial Results
            Unaudited Condensed Consolidated Statements of Operations
                  (dollars in thousands except per share data)

                                        Three Months Ended                  Nine Months Ended
                                          September 30,                       September 30,
                                 --------------------------------    --------------------------------
                                      2006              2005              2006              2005
                                 --------------    --------------    --------------    --------------
NET SALES                        $        4,919    $        6,663    $       17,605    $       20,480
COST OF GOODS SOLD                        2,607             3,548             9,261            10,480
  Gross profit                            2,312             3,115             8,344            10,000
OPERATING EXPENSES:
  Selling, general
   and administrative                     3,305             2,692             8,834             9,284
  Research and
   development                              586               510             1,721             1,697
  Impairment charge                          --               247                --               247
                                          3,891             3,449            10,555            11,228
LOSS FROM OPERATIONS                     (1,579)             (334)           (2,211)           (1,228)
OTHER INCOME (EXPENSE):
  Interest expense                           (7)             (181)               (7)           (1,921)
  Other, net                                 68                (3)              156                14
                                             61              (184)              149            (1,907)
LOSS BEFORE INCOME TAXES                 (1,518)             (518)           (2,062)           (3,135)
INCOME TAX EXPENSE                            7                 8                24                26
LOSS FROM CONTINUING
 OPERATIONS                              (1,525)             (526)           (2,086)           (3,161)
INCOME (LOSS) FROM
 DISCONTINUED OPERATIONS,
  NET OF TAX                               (164)              637              (304)             (618)
NET INCOME (LOSS)                $       (1,689)   $          111    $       (2,390)   $       (3,779)

BASIC AND DILUTED LOSS
 PER SHARE:
  From continuing
   operations                    $        (0.03)   $        (0.02)   $        (0.04)   $        (0.10)
  From discontinued
   operations                              0.00              0.02             (0.01)            (0.02)
                                 $        (0.03)   $        (0.00)   $        (0.05)   $        (0.12)

BASIC AND DILUTED
 WEIGHTED AVERAGE SHARES
  OUTSTANDING                        49,189,672        34,242,966        49,188,040        32,837,078

                               Transgenomic, Inc.
                            Summary Financial Results
            Unaudited Condensed Consolidated Statements of Cash Flows
                             (dollars in thousands)

                                                         Nine Months Ended
                                                           September 30,
                                                     ------------------------
                                                        2006          2005
                                                     ----------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                           $   (2,390)   $   (3,779)
  Adjustments to reconcile net loss to net
   cash flows used in operating activities:
    Depreciation and amortization                         1,361         3,294
    Impairment charge                                       437           247
    Non-cash financing costs                                 --         1,298
    Non-cash stock based compensation                       152            --
    Gain on sale of securities                               --            (9)
    Loss on sale of assets                                   15            --
    Other                                                    --             2
  Changes in operating assets and liabilities:
    Accounts receivable                                   2,585          (626)
    Inventories                                             805           960
    Prepaid expenses and other current assets                26           650
    Accounts payable                                       (820)         (912)
    Accrued expenses                                     (1,691)       (3,101)
    Net cash flows from (used in) operating
     activities                                             480        (1,976)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from the maturities and sale of
   available for sales securities                            --           617
  Purchase of property and equipment                       (228)         (554)
  Change in other assets                                    (54)           34
  Proceeds from asset sales                                  95           139
    Net cash flows from (used in) investing
     activities                                            (187)          236
CASH FLOWS FROM FINANCING ACTIVITIES:
  Net change in credit line                                  --         2,519
  Payments on term note                                      --          (178)
  Issuance of common stock                                    5           (35)
    Net cash flows from financing activities                  5         2,306
EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES
 ON CASH                                                    271          (207)
NET CHANGE IN CASH AND CASH EQUIVALENTS                     569           359
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD          6,736         1,002
CASH AND CASH EQUIVALENTS AT END OF PERIOD           $    7,305    $    1,361

SUPPLEMENTAL CASH FLOW INFORMATION
  Cash paid during the period for:
      Interest                                       $       --    $      491
      Income taxes, net                                      24            27
  Non-cash transactions:
      Available for sale securities acquired
       for goods and services                                --         2,099
      Conversions of debt to equity                          --         2,535

                               Transgenomic, Inc.
                            Summary Financial Results
                 Unaudited Condensed Consolidated Balance Sheets
                  (dollars in thousands except per share data)

                                                     September 30,    December 31,
                                                         2006            2005
                                                     -------------   -------------
ASSETS
CURRENT ASSETS:
  Cash and cash equivalents                          $       7,305   $       6,736
  Accounts receivable (net of allowances for
   bad debts of $376 and $615, respectively)                 5,349           7,542
  Inventories                                                2,336           2,990
  Prepaid expenses and other current assets                    732             653
  Current assets of discontinued operations                     --             197
      Total current assets                                  15,722          18,118
PROPERTY AND EQUIPMENT, NET                                  1,761           2,577
OTHER ASSETS:
  Goodwill                                                     638             638
  Other assets                                                 923           1,074
  Non-current assets of discontinued
   operations                                                2,668           2,933
                                                     $      21,712   $      25,340
         LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
  Accounts payable                                   $       1,437   $       1,796
  Other accrued expenses                                     2,800           3,114
  Accrued compensation                                         684             602
  Current liabilities of discontinued
   operations                                                  280           1,922
      Total current liabilities                              5,201           7,434
  Long-term debt                                                --              --
      Total liabilities                                      5,201           7,434
STOCKHOLDERS' EQUITY                                        16,511          17,906
                                                     $      21,712   $      25,340

SOURCE  Transgenomic, Inc.
    -0-                             11/14/2006
    /CONTACT: Craig J. Tuttle of Transgenomic, Inc., +1-402-452-5400, InvestorsRelations@Transgenomic.com/
    /Web site:  http://www.transgenomic.com/events.asp?id=6 /
    /Web site:  http://www.transgenomic.com /